SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT


                PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES
                              EXCHANGE ACT OF 1934


     Date of Report (Date of earliest event reported): June 1, 1999


                          FLORIDA ROCK INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)


                                     Florida
                 (State or other jurisdiction of incorporation)

               1-07159                              59-0573002
       (Commission File Number)                  (I.R.S. Employer
                                              Identification Number)

                   155 East 21st Street, Jacksonville, Florida
                    (Address of principal executive offices)

     Registrant's telephone number, including area code (904) 355-1781


Item 2. Acquisition or Disposition of Assets

     On June 1, 1999, Florida Rock Industries, Inc. (the "Registrant") completed the acquisition of all the common stock of Harper Bros., Inc., an aggregate mining and highway and heavy construction company located in Fort Myers, Florida in a cash transaction for $87 million.

     The purchase price is subject to certain post-closing adjustments related to working capital. The Registrant financed this transaction with its existing $75 million revolving credit and term loan facility and its short term lines of credit. The Registrant did not assume any long-term debt of Harper Bros., Inc. as part of the transaction.

     The Registrant is under a six month consent order with the Department of Justice to divest the Registrant's existing Alico Road quarry lease and plant operation located in Fort Myers, Florida as well as Harper Bros., Inc.'s Palmdale sand mine lease and plant operation located in Glades County, Florida. The Registrant is in discussions with a buyer for the sale of the highway and heavy construction operations of Harper Bros., Inc.

     Except as described above, the Registrant intends to continue the use of Harper Bros., Inc.'s plants, equipment and physical property.

     A copy of the Stock Purchase Agreement is attached hereto as Exhibit 2.1 and is incorporated in its entirety herein. The foregoing description is modified by such reference.

     Reference is made to the press releases filed as Exhibits 99.1 and 99.2 hereto. The information set forth in Exhibits 99.1 and 99.2 is hereby incorporated by reference herein.

     In a separate transaction, the Registrant purchased Commercial Testing, Inc. for $500,000 in cash from the former shareholders of Harper Bros., Inc. Commercial Testing, Inc. performs testing and laboratory services on property owned or leased by Harper Bros., Inc.

Item 5.  Other Events

     On May 28, 1999, the Registrant obtained an unsecured $50,000,000 revolving line of credit from First Union National Bank. This line of credit is a short term credit facility that may be used for general corporate purposes and was used, in part, to fund the Registrant's acquisition of Harper Bros., Inc. The interest rate on this line of credit is a 1-month LIBOR rate plus .40%. The line of credit has the same covenants as the Registrant's $75 million revolving credit and term loan agreement.

     Prior to entering into the $50,000,000 revolving line of credit with First Union National Bank, certain covenants of the Registrant's $75 million revolving credit and term loan agreement were amended to permit the Registrant to enter into this new short term credit facility.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

     (a)    Financial statements of business acquired:
            Not required.

     (b)    Pro forma financial information.
            Not required.

     (c)    Exhibits:

     (2.1) Stock Purchase Agreement dated as of May 21, 1999 by and between Daniel K. Harper, Quinton B. McNew, Florida Rock Industries, Inc., and Harper Bros., Inc.

     (2.2) Supplemental Agreement dated as of May 21, 1999 by and between Daniel K. Harper, Quinton B. McNew and Florida Rock Industries, Inc.

     (4.1) Fifth Amendment dated as of May 14, 1999 to the Amended and Restated Revolving Credit and Term Loan Agreement dated as of December 5, 1990 among Florida Rock Industries, Inc., Bank of America National Trust and Savings Association, NationsBank, N.A., Suntrust Bank, Central Florida, N.A., Crestar Bank, N.A., First Union National Bank, and The First National Bank of Maryland.

     (4.2) Promissory Note dated May 28, 1999 from Florida Rock Industries, Inc. to First Union National Bank.

     (99.1) Press Release dated May 21, 1999.

     (99.2) Press Release dated June 1, 1999.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  June 8, 1999                       FLORIDA ROCK INDUSTRIES, INC.

                                          /s/ James J. Gilstrap
                                          -----------------------------
                                          James J. Gilstrap
                                          Vice President

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